EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2017

NEW YORK, Feb. 08, 2018 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ:PFLT) announced today financial results for the first fiscal quarter ended December 31, 2017.

HIGHLIGHTS
Quarter ended December 31, 2017
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$739.4
PSSL investment portfolio	$147.5
Net assets	$537.4
Net asset value per share	$13.86
Credit Facility	$192.8
2023 Notes	$136.1

Yield on debt investments at quarter-end	8.3%

Operating Results:
Net investment loss	$(1.9)
GAAP net investment loss per share	$(0.05)
Reversal of capital gain incentive fee accrued but not payable per share	$0.01
Credit facility amendment costs and debt issuance costs	$0.29

Core net investment income per share (2)	$0.25

Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments	$176.9
Sales and repayments of investments	$149.1

Number of new portfolio companies invested	11
Number of existing portfolio companies invested	11
Number of ending portfolio companies	84

(1) Includes PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $61.8 million, at fair value.

(2) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized, the costs associated with amending our multi-currency, senior secured revolving credit facility, or the Credit Facility, and the costs associated with issuing the 3.83% Series A notes due 2023, or the 2023 Notes. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 9, 2018

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 9, 2018 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 239-9838 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2551. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 23, 2018 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #8097330.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2017, our portfolio totaled $739.4 million and consisted of $619.3 million of first lien secured debt, $39.9 million of second lien secured debt, $45.4 million of subordinated debt (of which $42.7 million was invested in PSSL) and $34.8 million of preferred and common equity (of which $19.1 million was invested in PSSL). Our debt portfolio consisted of 99% variable-rate investments (including 4% where London Interbank Offered Rate, or LIBOR, was below the floor) and 1% fixed-rate investments. As of December 31, 2017, we had one company on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $5.6 million. Our overall portfolio consisted of 84 companies with an average investment size of $8.8 million, had a weighted average yield on debt investments of 8.3%, and was invested 84% in first lien secured debt, 5% in second lien secured debt, 6% in subordinated debt (of which 6% was invested in PSSL) and 5% in preferred and common equity (of which 3% was invested in PSSL). As of December 31, 2017, all of the investments held in PSSL were first lien secured debt.

As of September 30, 2017, our portfolio totaled $710.5 million and consisted of $609.7 million of first lien secured debt, $37.8 million of second lien secured debt, $37.5 million of subordinated debt (of which $30.1 million was invested in PSSL) and $25.5 million of preferred and common equity (of which $13.4 million was invested in PSSL). Our debt portfolio consisted of 99% variable-rate investments (including 7% where LIBOR was below the floor) and 1% fixed-rate investments. As of September 30, 2017, we had one company on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $2.0 million. Our overall portfolio consisted of 82 companies with an average investment size of $8.7 million, had a weighted average yield on debt investments of 8.0%, and was invested 86% in first lien secured debt, 5% in second lien secured debt, 5% in subordinated debt (of which 4% was invested in PSSL) and 4% in preferred and common equity (of which 2% was invested in PSSL). As of September 30, 2017, all of the investments held in PSSL were first lien secured debt.

For the three months ended December 31, 2017, we invested $176.9 million in 11 new and 11 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the three months ended December 31, 2017 totaled $149.1 million.

For the three months ended December 31, 2016, we invested $124.8 million in 12 new and 13 existing portfolio companies with a weighted average yield on debt investments of 7.6%. Sales and repayments of investments for the three months ended December 31, 2016 totaled $70.4 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2017 and 2016.

Investment Income

Investment income for the three months ended December 31, 2017 was $14.8 million and was attributable to $13.6 million from first lien secured debt and $1.2 million from second lien secured debt and subordinated debt. Investment income for the three months ended December 31, 2016 was $12.6 million and was attributable to $11.2 million from first lien senior debt and $1.4 million from second lien secured debt and subordinated debt. The increase in investment income compared to the same period in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended December 31, 2017 totaled $16.8 million. Base management fee for the same period totaled $1.8 million, incentive fee totaled $0.1 million (including $(0.1) million on realized gains and $0.2 million on unrealized gains accrued but not payable), debt related interest and expenses totaled $13.5 million (including $10.9 million in Credit Facility amendment and debt issuance costs on the 2023 Notes), general and administrative expenses totaled $1.2 million and provision for taxes totaled $0.2 million. Expenses for the three months ended December 31, 2016 totaled $5.8 million. Base management fee for the same period totaled $1.6 million, incentive fee totaled $1.5 million (including $0.6 million on unrealized gains accrued but not yet payable), Credit Facility expenses totaled $1.8 million and general and administrative expenses totaled $0.9 million. The increase in expenses compared to the same period in the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period, which was partially offset by a reduction in incentive fee.

Net Investment (Loss) Income

Net investment (loss) income totaled $(1.9) million, or $(0.05) per share, for the three months ended December 31, 2017, and $6.8 million, or $0.26 per share, for the three months ended December 31, 2016. Core net investment income, a non-GAAP financial measure that excludes capital gain incentive fee accruals not payable, Credit Facility amendment costs and debt issuance costs on the 2023 Notes, totaled $9.1 million, or $0.25 per share, for the three months ended December 31, 2017. Core net investment income totaled $7.4 million, or $0.28 per share, for the three months ended December 31, 2016. There were no Credit Facility amendment costs during such period. The decrease in net investment income compared to the same period in the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2017 totaled $149.1 million and net realized losses totaled $2.8 million. Sales and repayments of investments totaled $70.4 million and realized gains totaled $0.5 million for the three months ended December 31, 2016. The change in realized gains was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended December 31, 2017 and 2016, we reported net change in unrealized appreciation on investments of $3.5 million and $2.5 million, respectively. As of December 31, 2017 and September 30, 2017, our net unrealized appreciation on investments totaled $5.6 million and $2.0 million, respectively. The net change in unrealized appreciation on our investments was driven primarily by changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) on investments that were realized.

For the three months ended December 31, 2017, our Credit Facility and the 2023 Notes had a net change in unrealized depreciation of $3.1 million. For the three months ended December 31, 2016, our Credit Facility had a net change in unrealized appreciation of $1.1 million. As of December 31, 2017 and September 30, 2017, our net unrealized depreciation (appreciation) on the Credit Facility and the 2023 Notes totaled $0.1 million and $(3.1) million, respectively. The change in net unrealized depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $1.9 million, or $0.05 per share, for the three months ended December 31, 2017. This compares to a net change in net assets resulting from operations of $8.8 million, or $0.33 per share, for the three months ended December 31, 2016. The decrease in the net change in net assets from operations compared to the same period in the prior year was primarily due to the expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the current period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the three months ended December 31, 2017 and 2016, inclusive of the fee on the undrawn commitment of 0.375% on the Credit Facility, amendment costs and debt issuance costs, was 7.75% and 2.91%, respectively (excluding amendment and debt issuance costs, amounts are 3.80% and 2.91%, respectively).

As of December 31, 2017 and September 30, 2017, we had $190.4 million and $253.8 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 3.46% and 3.18%, exclusive of the fee on undrawn commitments as of December 31, 2017 and September 30, 2017, respectively. As of December 31, 2017 and September 30, 2017, we had $214.6 million and $121.2 million of unused borrowing capacity under our Credit Facility, respectively, subject to regulatory restrictions.

In October and November 2017, we completed a follow-on public offering of 6,292,000 shares of common stock at a public offering price of $14.15 per share resulting in net proceeds of approximately $88.0 million. The Investment Adviser paid approximately $2.1 million of the sales load payable to the underwriters. We are not obligated to repay the sales load paid by our Investment Adviser.

In November 2017, we issued $138.6 million of our 2023 Notes. The 2023 Notes pay interest at a rate of 3.83% per year. Interest on the 2023 Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2018. The principal on the 2023 Notes will be payable in four annual installments as follows: 15% of the original principal amount on December 15, 2020, 15% of the original principal amount on December 15, 2021, 15% of the original principal amount on December 15, 2022 and 55% of the original principal amount on December 15, 2023.

On December 31, 2017 and September 30, 2017, we had cash equivalents of $127.8 million and $18.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $44.6 million for the three months ended December 31, 2017, and our financing activities provided cash of $153.4 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from our recent equity offering, the issuance of the 2023 Notes and net borrowings under the Credit Facility.

Our operating activities used cash of $63.5 million for the three months ended December 31, 2016, and our financing activities provided cash of $58.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2017 and 2016, we declared distributions of $0.285 and $0.285 per share, respectively, for total distributions of $10.4 million and $7.6 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2017	September 30, 2017
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$672,975,750 and $665,514,821, respectively)	$677,586,189	$666,973,639
Controlled, affiliated investments (cost—$61,000,000 and $43,000,000, respectively)	61,843,585	43,525,143
Total of investments (cost—$733,975,750 and $708,514,821, respectively)	739,429,774	710,498,782
Cash and cash equivalents (cost—$127,718,637 and $18,847,673, respectively)	127,785,338	18,910,756
Interest receivable	2,632,994	2,520,506
Receivable for investments sold	11,190,048	14,185,850
Prepaid expenses and other assets	806,566	1,229,505
Total assets	881,844,720	747,345,399
Liabilities
Distributions payable	3,683,347	3,085,607
Payable for investments purchased	5,599,239	21,730,512
Credit Facility payable (cost—$190,368,311 and $253,783,301, respectively)	192,809,299	256,858,457
2023 Notes payable (cost—$138,579,858 and zero, respectively)	136,085,421	—
Interest payable on debt	1,189,268	693,787
Base management fee payable	1,822,063	1,784,806
Performance-based incentive fee payable	2,572,461	5,061,217
Accrued other expenses	663,371	224,739
Total liabilities	344,424,469	289,439,125
Commitments and contingencies	—	—
Net assets
Common stock, 38,772,074 and 32,480,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	38,772	32,480
Paid-in capital in excess of par value	539,462,336	451,448,872
(Distributions in excess of ) undistributed net investment income	(9,200,786)	3,163,645
Accumulated net realized gain on investments	1,502,838	4,289,389
Net unrealized appreciation on investments	5,563,642	2,047,044
Net unrealized depreciation (appreciation) on debt	53,449	(3,075,156)
Total net assets	$537,420,251	$457,906,274
Total liabilities and net assets	$881,844,720	$747,345,399
Net asset value per share	$13.86	$14.10

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
	2017	2016
Investment income:
From non-controlled, non-affiliated investments:
Interest	$13,867,420	$11,951,835
Other income	433,180	679,433
From controlled, affiliated investments:
Interest	535,760	—
Total investment income	14,836,360	12,631,268
Expenses:
Base management fee	1,822,063	1,595,727
Performance-based incentive fee	148,010	1,469,369
Interest and expenses on debt	2,618,308	1,800,725
Administrative services expenses	500,000	561,250
Other general and administrative expenses	618,751	357,500
Expenses before amendment costs, debt issuance costs and provision for taxes	5,707,132	5,784,571
Credit Facility amendment costs and debt issuance costs	10,869,098	—
Provision for taxes	200,000	25,000
Total expenses	16,776,230	5,809,571
Net investment (loss) income	(1,939,870)	6,821,697
Realized and unrealized gain on investments and debt:
Net realized (loss) gain on investments	(2,786,551)	549,401
Net change in unrealized appreciation on:
Non-controlled, non-affiliated investments	3,198,156	2,546,025
Controlled, affiliated investments	318,442	—
Debt depreciation (appreciation)	3,128,605	(1,068,214)
Net change in unrealized appreciation on investments and debt	6,645,203	1,477,811
Net realized and unrealized gain from investments and debt	3,858,652	2,027,212
Net increase in net assets resulting from operations	$1,918,782	$8,848,909
Net increase in net assets resulting from operations per common share	$0.05	$0.33
Net investment (loss) income per common share	$(0.05)	$0.26

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com